Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
First Northern Community Bancorp and Subsidiary

We consent to the incorporation by reference in Registration Statement No. 333-37874 and  No. 333-136977 on Form S-8 of our report dated March 18, 2013, relating to the consolidated financial statements, appearing in this Annual Report on Form 10-K of First Northern Community Bancorp for the year ended December 31, 2012.

/s/ MOSS ADAMS LLP

Stockton, California
March 18, 2013